SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                       NAVISTAR INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:


(SC14A-07/98)

                       NAVISTAR INTERNATIONAL CORPORATION
                         455 North Cityfront Plaza Drive
                             Chicago, Illinois 60611




NOTICE OF 1999 ANNUAL MEETING OF SHAREOWNERS
To be held Tuesday, February 23, 1999



To Our Shareowners:

     You are cordially invited to attend Navistar International Corporation's 1999 Annual Meeting of Shareowners. This year's meeting will be held at the Gleacher Center, University of Chicago, 6th Floor, 450 North Cityfront Plaza Drive, Chicago, Illinois on Tuesday, February 23, 1999, at 11:00 a.m.

     The purposes of the Annual Meeting are:

     o    To elect 3 directors; and

     o To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Shareowners of record at the close of business on January 8, 1999 are entitled to notice of and to vote at this meeting.

     YOUR VOTE IS IMPORTANT. Whether you plan to attend the meeting or not, we urge you to vote your shares via a toll-free telephone number or by signing and mailing the enclosed proxy card in the envelope provided. Instructions regarding both methods of voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.


                                   By Order of the Board of Directors,


                                   /s/ STEVEN K. COVEY
                                   Steven K. Covey
                                   Secretary
                                   January 19, 1999

                                TABLE OF CONTENTS


NOTICE OF ANNUAL MEETING ..................................................COVER

INFORMATION ABOUT THE ANNUAL MEETING ......................................    1

INFORMATION ABOUT VOTING ..................................................    1
     Quorum Requirements ..................................................    2
     Required Vote ........................................................    2
     Other Matters ........................................................    2

ELECTION OF DIRECTORS .....................................................    2

BOARD MEETINGS AND COMMITTEES .............................................    5

DIRECTORS' COMPENSATION ...................................................    6

NAVISTAR COMMON STOCK OWNERSHIP BY
     DIRECTORS AND OFFICERS ...............................................    7

PERSONS OWNING MORE THAN 5% OF NAVISTAR COMMON STOCK ......................    8

EXECUTIVE COMPENSATION ....................................................    8
     Committee on Compensation and Governance Executive
     Compensation Report ..................................................    8
     Performance Graph ....................................................   11
     Executive Compensation Tables ........................................   12
     Termination Arrangements .............................................   14
     Retirement Plans .....................................................   14
     Certain Related Transactions .........................................   17

OTHER INFORMATION .........................................................   18
     Annual Reports .......................................................   18
     Section 16(a) Beneficial Ownership Reporting Compliance ..............   18
     Proxy Solicitation ...................................................   18
     Shareowner Proposals for the 2000 Annual Meeting .....................   18
     Independent Public Accountants .......................................   18

                                 PROXY STATEMENT


                       Navistar International Corporation
                        455 North Cityfront Plaza Drive
                             Chicago, Illinois 60611



                      INFORMATION ABOUT THE ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Navistar International Corporation, a Delaware corporation, for use at the Annual Meeting of Shareowners. The meeting will be held at the University of Chicago in the Gleacher Center, 6th Floor, 450 North Cityfront Plaza Drive, Chicago, Illinois on Tuesday, February 23, 1999 at 11:00 a.m. This Proxy Statement summarizes information that we are required to provide you under the rules of the U.S. Securities and Exchange Commission and is designed to assist you in voting your shares. On or about January 19, 1999, we began sending these proxy materials to all shareowners of record at the close of business on January 8, 1999.


                            INFORMATION ABOUT VOTING

     Shareowners can vote in person at the Annual Meeting or by proxy. There are two ways to vote by proxy:

     -- By Telephone -- If you hold your shares in your own name rather than through a broker, you can vote by telephone by calling the toll-free number listed on the proxy card. Please see your proxy card for specific instructions.

     -- By Mail -- You can vote by mail by signing, dating and mailing the enclosed proxy card.

     By voting by proxy, you will direct the individuals named on the card (your "proxies") to vote your shares at the Annual Meeting in the manner you indicate. The persons named as proxies were selected by the Board of Directors and are either directors or officers of the Company or both. If you sign and return the card without indicating your instructions, then the designated proxies will vote your shares "FOR" the election of all three nominees for director.

     You may revoke or change your proxy at any time before it is exercised by sending a written revocation to the Company's Secretary, by providing a later dated proxy, by voting by telephone at a later time, or by attending the Annual Meeting and voting in person.

     You may have your votes kept confidential by so indicating in the designated place on the proxy card or when prompted during telephone voting. If you are a participant in the Company's 401(k) Retirement Savings Plan, the proxy card will represent the number of shares allocated to your account under the Plan and will serve as a direction to the Plan's trustee as to how the shares in your account are to be voted.

     Holders of record of Navistar's common stock at the close of business on January 8, 1999 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were outstanding 66,194,628 shares of common stock. You are entitled to one vote per share, exercisable in person or by proxy, with respect to all matters to come before the Annual Meeting.

Quorum Requirements

     A quorum is necessary to hold a valid meeting. Under the Company's Bylaws at least one-third of the Company's common stock must be represented at the Annual Meeting, whether in person or by proxy, to constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker "non-vote" occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

Required Vote

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the three nominees for director receiving the highest number of votes will be elected. Abstentions and broker "non-votes" are not counted for purposes of election of directors.

Other Matters

     The Board of Directors does not know of any other matters that will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If any other matter properly comes before the Annual Meeting, your proxies will vote your shares in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.


                              ELECTION OF DIRECTORS

     Our Board of Directors currently is divided into three classes (Class I, Class II, and Class III) for purposes of election. One class is elected at each annual meeting of shareowners to serve for a three-year term.

     Three directors will be elected at the Annual Meeting to serve as Class III directors for a three-year term beginning at this Annual Meeting and expiring at our Annual Meeting in the year 2002. The Board of Directors has nominated William F. Andrews, John D. Correnti, and Allen J. Krowe for election as Class III directors. Each nominee is presently a director of Navistar. Your proxies will vote your shares FOR the nominees, unless you instruct otherwise. Each nominee elected as a director will continue in office until his successor has been elected, or until his death, resignation or retirement.

     The Board of Directors Recommends a Vote FOR the Election of these Nominees as Directors.

     The Company expects each nominee to be able to serve. If a nominee is unavailable for election, the Board may choose another nominee and your proxies will then vote your shares for that nominee, or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. The Board currently has 10 members. The Board has authority under Company's Bylaws to fill vacancies and to increase and decrease its size.

     If you want to recommend a director candidate, you may do so in accordance with the Company's Bylaws which require advance notice to the Company and certain other information. If you are interested in recommending a director candidate, you should request a copy of the Bylaws provisions from the Company's Secretary.

     Class I and Class II directors will continue in office following this Annual Meeting and their term will expire in 2000 (Class I) or 2001 (Class II). The following are brief biographies of each of the directors and director nominees.

Nominees for Class III Directors Whose Terms Expire 2002

     William F. Andrews, 67, director since 1984. He is Chairman of Northwestern Steel & Wire Co., a manufacturer of steel rods, wire and beams, since 1998. He is also Chairman of Scovill Fasteners, Inc., a manufacturer of apparel and industrial fasteners, since 1995. From 1995 to 1998 he served as Chairman of Schrader, Inc. a manufacturer of tire valves and automotive accessories. From 1992 to 1995 he served as President and Chief Executive Officer at Amdura Company, a manufacturer of products for construction and agricultural machinery. He is a director of Johnson Controls, Inc., Katy Industries, Inc., Black Box Corp., and Dayton Superior Corp. Committees: Compensation and Governance, Executive, and Finance (Chair).

     John D. Correnti, 51, director since 1994. He is Chief Executive Officer, President and Vice Chairman of Nucor Company, one of the largest steel manufacturers in the U.S., since 1996. From 1991 to 1996 he served as President and Chief Operating Officer and a director of Nucor. He is a director of Harnischfeger, Inc., Steel Manufacturers Association, and CEM Company.
Committees: Audit and Compensation and Governance.

     Allen J. Krowe, 66, director since 1997. He retired as Vice Chairman from Texaco Inc., a global energy company, in 1997, a position he held since 1993. From 1988 to 1995 he served as Chief Financial Officer, and from 1988 to 1993 as Senior Vice President of Texaco. He is a director of the University of Maryland Foundation, PPG Industries, Inc., Infomart, IBJ Schroder Bank and Trust Company, Amphion Ventures, L.P., American Council for Capital Formation and Westchester-Putnam Council of the Boy Scouts of America. Committees: Audit (Chair), Executive, and Finance.

Class I Directors Whose Terms Expire 2000

     Jerry E. Dempsey, 66, director since 1984. He is the retired Chairman of the Board and Chief Executive Officer of PPG Industries, Inc., a diversified global manufacturer of glass, protective coatings and chemicals, a position he held from 1993 to 1997. From 1991 until 1993, Mr. Dempsey was Chairman of the Board and a director of Chemical Waste Management, Inc., and Senior Vice President of WMX Technologies, Inc. He is a director of Eastman Chemicals. He is a member of the Dean's Advisory Board for Clemson University's School of Engineering, Chairman of the President's Advisory Council, and Co-Chairman of the Commission on the Future of Clemson University. He serves as a Trustee of the Pittsburgh Theological Seminary and is a director of the Greenville Symphony. Committees: Compensation and Governance (Chair), Executive, and Finance.

     Robert C. Lannert, 58, director since 1990. He is Executive Vice President and Chief Financial Officer of Navistar since 1990. He is President of the Des Plaines Valley Council of the Boy Scouts of America.

     Dr. Abbie Griffin, 44, director since December 1998. She is a Professor of Business Administration at the University of Illinois, Urbana-Champaign since 1997. She was Associate Professor of Marketing and Production Management from 1993 to 1997 and Assistant Professor of Marketing and Production Management from 1989 to 1993 at the University of Chicago, Graduate School of Business.

Class II Directors Whose Terms Expire 2001

     Michael N. Hammes, 57, director since 1996. He is Chairman and Chief Executive Officer of the Guide Company, a major supplier of automotive lighting components since 1998. He was Chairman and Chief Executive Officer of The Coleman Company, Inc., a manufacturer and distributor of camping and outdoor recreational products and hardware/home products, from 1993 to 1997. From 1990 to 1993, he was Vice Chairman of the Black & Decker Company and President of its Power Tool and Home Products Group. He is a director of Johns Manville Company and a member of the Board of Visitors of Georgetown University's School of Business. Committees: Finance and Public Policy.

     John R. Horne, 61, director since 1990. He is Chairman of the Board of Directors since 1996, and President and Chief Executive Officer of Navistar since 1995. He was President and Chief Operating Officer for Navistar from 1990 to 1995. Mr. Horne serves on the Board of Directors of the National Association of Manufacturers (NAM), Intermet Company, and Junior Achievement of Chicago; is a member of the Board of Trustees of Taylor University in Upland, Indiana; serves on the Mechanical Engineering Industrial Advisory Council for Purdue University; and is a member of the Conference Board, the Economic Club of Chicago and the Executive's Club of Chicago. Committee: Executive (Chair).

     William F. Patient, 64, director since 1996. He is Chairman of the Board and Chief Executive Officer of The Geon Company, since 1993. The Geon Company manufactures polyvinyl chloride (PVC) resins and compounds, which are used in a wide variety of applications, including household appliances, business machines and construction products. From 1989 to 1993, Mr. Patient served as Senior Vice President and President of B.F.Goodrich Company's Geon Vinyl Division. He serves on the Board of The Vinyl Institute, a division of The Society of the Plastics Industry. He is a director of National City Bank in Cleveland, and serves on the Board of Trustees for Cleveland State University and on the Board of Cleveland Tomorrow. Committees: Audit and Compensation and Governance.

Additional Director

     In July, 1993, the Company restructured its post-retirement health care and life insurance benefits pursuant to a settlement agreement which required, among other things, the addition of a seat on the Company's Board of Directors. The director's seat is filled by a person appointed by the United Automobile, Aerospace & Agricultural Implement Workers of America (the "UAW"). This director is not part of the classes referred to above and is not standing for election by shareowners at the Annual Meeting.

     Walter J. Laskowski, 58, director since 1995. He is International Vice President of the UAW since 1995. Mr. Laskowski heads the UAW's Chrysler Department and is in charge of the UAW's Navistar, Mack, Volvo, Freightliner and General Dynamics Departments. As an International Representative on the staff of Region 1D from 1971 until he was elected assistant director of Region 1D in 1986, Mr. Laskowski serviced the General Motors, Independent, and Parts Supplier plants in the Saginaw, Bay City and northern lower peninsula area in Michigan. He is a member of the NAACP, the Coalition of Labor Union Women, and the Delta Dental Board. Mr.Laskowski was appointed to the Board of Directors by the UAW for a term extending through July 31, 1999. Committees: Audit, Executive, and Finance.


                          BOARD MEETINGS AND COMMITTEES

     In fiscal year 1998 our full Board met 9 times. In addition, the Board's non-employee directors met 2 times during the fiscal year in executive sessions to evaluate the performance of the Chief Executive Officer. All of the directors except Mr. Laskowski attended at least 75% of all the meetings of the Board and the committees on which he or she serves during the fiscal year.

     Our Board has 5 standing committees. Committee membership is noted for each director next to the director's name in the biographical section above.

     Executive Committee -- The Executive Committee is composed of 5 directors, a majority of whom are not employees of the Company. The Committee represents the Board between meetings for the purpose of consulting with officers, considering matters of importance and either taking action or making recommendations to the Board. The Committee held no meetings in fiscal year 1998.

     Audit Committee -- The Audit Committee is composed of 4 directors, none of whom is an employee of the Company. The Committee oversees our financial reporting process on behalf of the Board. During 1998, the Committee reviewed the 1998 audit plans of the Company's independent public accountants and of our internal audit staff, reviewed the audit of our accounts with the independent public accountants and the internal auditors, considered the adequacy of audit scope and reviewed and discussed with the auditors and management the auditors' reports. The Committee recommended to the Board the selection of the Company's independent public accountants. The Committee also reviewed environmental surveys and compliance activities for the Company's facilities, and the expense accounts of principal executives. In fiscal year 1998, the Committee held 5 meetings.

     Finance Committee -- The Finance Committee is composed of 5 directors, none of whom is an employee of the Company. The Committee reviews the Company's financing requirements; custody and management of assets which fund the pension and retirement savings plans of the Company's subsidiaries; procedures by which projections and estimates of revenues, expenses, earnings and cash flow are developed; dividend policy; and operating and capital expenditure budgets. The Committee also monitors the Company's relationship and communications with our lenders and our financial disclosure policy. In fiscal year 1998, the Committee held 6 meetings.

     Committee on Compensation and Governance -- The Committee on Compensation and Governance (formerly named the Committee on Organization) is composed of 4 directors, none of whom is an employee of the Company. The Committee recommends to the Board the election, structure, responsibilities and compensation of all executive officers. The Committee also has responsibilities for the organization of the Board. The Committee reviews and makes recommendations to the Board concerning nominees for election as directors. Upon management's recommendation, the Committee also reviews basic changes to non-represented employees' base compensation and incentive and benefit plans. The Committee held 9 meetings in fiscal year 1998.

     Public Policy Committee -- The Public Policy Committee is composed of 1 director, who is not an employee of the Company. The Committee reviews and makes recommendations to the Board on corporate policy in areas of public responsibility, such as conflict of interest, product integrity and protection of the environment. The Committee held 1 meeting in fiscal year 1998.


                             DIRECTORS' COMPENSATION

     Directors who are Navistar employees receive no fees for their service as directors. Directors who are not employees of the Company receive separate compensation for Board service. That compensation includes:

     Annual Retainer:             $26,000

     Attendance Fees:             $1,000 for each Board meeting
                                  $1,000 for each committee meeting
                                  Expenses related to attendance

     Committee Chairman
        Additional Retainer:      $3,000

     Stock Options:               2,000 shares annually (The exercise
                                  price of these options is equal to the
                                  fair market value of Navistar's common
                                  stock on the first business day after
                                  the date of grant. The options expire 10 years after the grant date.)

At least one-fourth of the annual retainer is paid in the form of restricted stock.

     Under Navistar's Non-Employee Directors Deferred Fee Plan, directors may defer payment of fees in cash or in restricted stock. At the request of the UAW (the organization which elected Mr. Laskowski to the Board), all but $1,500 of the cash portion of Mr.Laskowski's annual retainer, together with a cash amount equal to the value of the restricted stock which otherwise would be payable to Mr. Laskowski, is contributed to a trust created in 1993 pursuant to a restructuring of Navistar's retiree health care benefits.

     Directors who are not employees of the Company receive retirement fees if they serve on the Board for at least five years. The annual retirement fee is equal to a percentage of the annual retainer at the time of the director's retirement. Directors who joined the Board prior to 1994 receive 100% of the annual retainer. Directors who joined the Board after that time receive 50% of the annual retainer, which increases by 10% for each year of service beyond five years, with a maximum retirement fee of 100% of the annual retainer for ten years of service. Retirement fees are paid to the director and, upon his or her death, to the director's spouse. Payment begins on the later of the director's retirement or age 65. Retirement fees continue for a period equal to the number of years the director served on the Board. However, in the event of the death of the director (or the director's spouse, if the director is survived by his or her spouse), retirement fees automatically terminate. A director's right to receive retirement fees will vest automatically in the event of a change in control of the Company as defined in the retirement agreement.


            NAVISTAR COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

     This table indicates how much common stock the executive officers and directors beneficially own as of December 31, 1998. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer, and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares beneficially owned by them.

                                                          Number of Shares
                                                 ------------------------------------
                                                              Obtainable
                                                               Through
                                                             Stock Option
Name/Group                                       Owned(1)(2)   Exercise     Total
----------                                       -----------   --------  ------------
William F. Andrews ............................       2,580       8,250      10,830
John J. Bongiorno .............................      45,435      42,604      88,039
John D. Correnti ..............................       1,780       6,500       8,280
Don DeFosset, Jr ..............................      91,356     102,096     193,452
Jerry E. Dempsey ..............................       2,480       8,250      10,730
Dr. Abbie Griffin .............................         250           0         250
Michael N. Hammes .............................       1,260       4,000       5,260
John R. Horne .................................     165,546     257,320     422,866
Allen J. Krowe ................................       2,653       2,000       4,653
Robert C. Lannert .............................     126,520     183,630     310,150
Walter J. Laskowski ...........................           0       6,000       6,000
William F. Patient ............................       3,675       4,000       7,675
Daniel C. Ustian ..............................      47,012      47,099      94,111

All Directors and Executive Officers as a Group     875,803     962,352   1,838,155

----------
(1) Includes shares over which there is shared investment power as follows: Mr. Andrews -- 2,400 shares; Mr. Lannert -- 25,000 shares; Directors and Executive Officers as a Group -- 27,450 shares. Includes shares over which there is shared voting power as follows: Mr. Lannert -- 25,000 shares; Directors and Executive Officers as a Group -- 25,050 shares.

(2) The number of shares shown for each executive officer (and all executive officers as a group) includes the number of shares of Navistar common stock owned indirectly, as of December 31, 1998, by such executive officers in our 401(k) Retirement Savings Plan, as reported to us by the Plan trustee. Under our Stock Ownership Program executives may defer their cash bonus into deferred share units ("DSUs"). If an executive officer has elected to defer cash bonus, the number of shares shown for such executive officer includes these DSUs. These DSUs vest immediately (but may not settle within 60 days of December 31, 1998). The number of shares shown for each executive officer (and all executive officers as a group) also includes premium share units ("PSUs") that were awarded under the Stock Ownership Program. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded (but may not settle within 60 days of December 31, 1998).

     Under Navistar's Non-Employee Directors Deferred Fee Plan, directors may defer the portion of their retained fee payable in restricted stock. If a director has elected to defer this portion of the retained fee into phantom stock units, these phantom stock units are shown in this column.

     As of December 31, 1998, all directors and executive officers as a group beneficially owned 2.8% of the outstanding shares of common stock. No person named in the table above beneficially owned more than 1% of the outstanding shares of common stock.


              PERSONS OWNING MORE THAN 5% OF NAVISTAR COMMON STOCK

     This table indicates, as of December 31, 1998, all persons we know to be beneficial owners of more than 5% of Navistar's common stock. This information is based on Schedule 13G reports filed with the U.S. Securities and Exchange Commission by each of the firms listed in the table below.

                                                        Total Amount
                                                        and Nature of
                                                         Beneficial
                  Name and Address                        Ownership            Percent of Class
                  ----------------                        ---------            ----------------
     The Prudential Insurance Company of America
     751 Broad Street
     Newark, New Jersey 07102-3777 ..................    4,989,270(A)                7.44%

     ----------

     (A) As reported in a Schedule 13G, dated July 9, 1998, filed with the U.S. Securities and Exchange Commission by The Prudential Insurance Company of America . It is reported in the Schedule 13G that The Prudential Insurance Company of America has sole voting power with respect to 336,070 shares and shared voting power with respect to 4,555,770 shares; and sole dispositive power with respect to 336,070 shares and shared dispositive power with respect to 4,653,200 shares.


                             EXECUTIVE COMPENSATION

Committee on Compensation and Governance Executive Compensation Report

     The Board's Committee on Compensation and Governance ("Committee") makes the compensation decisions with respect to the Company's executive officers and makes recommendations to the Board regarding the compensation of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer.

     The Committee believes that the compensation program for senior executives has been designed to provide competitive compensation if the Company meets or exceeds performance criteria established by the Committee. The performance criteria are designed to link compensation and performance and to promote an alignment of interests between shareowners and senior executives. The compensation program is designed to vary compensation significantly based on performance. The Committee reviews the compensation program each year. The Internal Revenue Code provides that a public company generally may not deduct the amount of annual compensation paid to certain executive officers which is more than $1 million. The provision does not apply to certain performance based compensation which meets the requirements contained in IRS regulations. Performance based compensation can include income from stock options, restricted stock, and certain formula driven compensation that meets the IRS requirements. The Committee has considered the effect of this Internal Revenue Code limitation, and has concluded that the limitation will not have any significant effect on the Company's income tax liability.

     The principal elements of the Company's executive compensation program include base salary, annual incentive and long-term incentive.

     Market Compensation Review

     In 1998 the Committee conducted a comprehensive review of the compensation program for its executives. The review included the analysis of:

     o comparable programs of 60 major companies, including 20 industrial manufacturers with revenues of at least $5 billion;

     o    four major published surveys on compensation of executives; and

     o    compensation programs of 10 peer companies.

     Base Salary

     Based on the results of the review and the recommendation by the external consultant, the Committee increased the salaries of a number of senior executives and recommended increases in the Chief Executive Officer's base salary, which were approved by the Board.

     Annual Incentive

     Annual incentive payments are made in cash based upon the attainment of certain performance goals established by the Committee prior to the beginning of each fiscal year. Approximately 475 participants are eligible for annual incentive payments. The target annual incentive varies by organization level, from 25% of base salary for managers to 50% of base salary for the Chief Executive Officer. For 1997, the Committee established a performance goal based on the Company's return on equity. In past years the Committee had structured the formula so that participants would receive an incentive award equal to 100% of the target if the performance goal was achieved and a payout as much as 150% of the target incentive if the goal was exceeded.

     For 1998, the Committee decided to change the incentive plan for senior executives to a "double or nothing" payout. Under this plan, the performance goal for the year was raised (increased 28% vs. the prior year) and the payout percent of incentive target increased to 200%, with no payment to be made for below goal performance. The 1998 goal was exceeded and incentive payments will be made accordingly.

     The Committee also approved several revisions that will be put into effect for the 1999 annual incentive plan. The changes will increase the incentive targets management can receive, as a percent of their base salary, but return the target multiplier to the levels of the 1997 incentive plan.

     Long-Term Incentive

     Until 1998, long-term incentive payments consisted of a combination of stock options and restricted stock.

     Previously issued shares of restricted stock were awarded subject to forfeiture based on certain contingencies. One-sixth of the shares are forfeitable if the executive officer did not remain an employee during a defined period. Five sixths of the shares are performance based, that is, they are forfeitable if the Company's stock performance goals are not achieved. The performance goals set by the Committee are based on the stock performance of the Company against the stock performance of a peer group of companies made up of Cummins, Dana, Eaton and PACCAR which, along with Navistar, are the companies that make up the Standard and Poor's Heavy Duty Truck and Parts Index. None of the performance based restricted shares will be forfeited if the Company's stock price performance exceeds the peer group's performance. All of the performance based restricted shares will be forfeited if the Company's stock price performance is not at least equal to the peer group's performance

     In 1997 the Committee decided that all future long-term incentive payments to executive officers would consist entirely of stock options. Stock options are valued pursuant to the Black-Scholes formula (less a 20% discount). Stock options are issued at current market value of the date of grant. In 1998, one-third of the options granted become exercisable on each of the first, second and third anniversaries of the grant.


                                       Committee on Compensation and Governance


                                       Jerry E. Dempsey, Chairperson
                                       William F. Andrews
                                       John D. Correnti
                                       William F. Patient

Performance Graph

     This graph shows the yearly percentage change in the Company's cumulative total shareowner return on Navistar's Common Stock during the last five fiscal years ended October 31, 1998. The graph also shows the cumulative total returns of the S&P 500 Index and the S&P Truck and Parts Index.

     The comparison assumes $100 was invested on October 31, 1993, in Navistar common stock and in each of the indices shown and assumes reinvestment of dividends.


                 Comparison of Five Year Cumulative Total Return
        Navistar Common Stock, S&P 500 Index and S&P Trucks & Parts Index
                          Fiscal Year Ending October 31


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                              --------------------------------------------------
                                93       94       95       96       97       98
--------------------------------------------------------------------------------
Navistar                      100.0     48.4     37.8     34.6     85.5     77.0
S&P 500                       100.0    101.0    124.3    150.8    195.5    234.8
S&P Trucks & Parts            100.0     83.0     77.6     94.3    159.5    132.1
--------------------------------------------------------------------------------

Executive Compensation Tables

     This table provides compensation information for the fiscal years 1996, 1997 and 1998 for the Company's Chief Executive Officer and the four next most highly compensated executive officers.

                           Summary Compensation Table

                                                                                 Long-Term
                                                                            Compensation Awards
                                                                          -----------------------
                                                                          Restricted   Securities
                                                Annual Compensation         Stock      Underlying   All Other
                                            -------------------------       Awards      Options/   Compensation
Name and Principal Position         Year    Salary ($)   Bonus ($)(1)     ($)(2)(3)     SARs (#)      ($)(4)
---------------------------         ----    ----------   ------------     ----------   ----------  ------------
John R. Horne ..................    1998     $716,667       $900,000              0      63,000       $21,134
Chairman, President and             1997     $650,000       $480,000       $452,575      73,800       $11,893
Chief Executive Officer             1996     $650,000              0       $ 29,931      40,000       $ 7,067

Robert C. Lannert ..............    1998     $441,667       $500,000              0      41,000       $10,553
Executive Vice President            1997     $425,000       $300,000       $334,922      47,900       $ 7,071
and Chief Financial Officer         1996     $425,000              0       $ 19,656      25,700       $ 4,557

Don DeFosset, Jr.(5) ...........    1998     $416,667       $550,000       $149,624      38,500       $17,943
Executive Vice President and        1997     $400,000       $217,580       $218,783      50,000       $ 7,527
President, Truck Group              1996     $ 20,290       $250,000              0      50,000             0

Daniel C. Ustian ...............    1998     $288,333       $375,000        $73,292      16,100       $ 3,168
Group Vice President/General        1997     $250,000       $259,557        $86,967      18,900       $ 2,236
Manager, Engine and Foundry         1996     $245,000              0        $ 7,788      10,100       $ 1,715

John J. Bongiorno ..............    1998     $280,000       $300,000        $80,136      16,100       $ 8,634
Group Vice President/General        1997     $250,000       $166,161        $71,903      18,900       $ 6,547
Manager, Financial Services         1996     $250,000              0        $ 7,788      10,100       $ 4,529

----------
(1) The amounts shown include the dollar value of bonuses earned in fiscal years 1997 and 1998 but deferred into deferred share units under the Company's Stock Ownership Program at the election of the named executive officer.

(2) The amounts shown include the dollar value of premium share units representing shares of Common Stock awarded in fiscal years 1997 and 1998 under the Company's Stock Ownership Program based on (a) the attainment of certain stock ownership thresholds by the named executive officer and/or
     (b)the election of the named executive officer to defer a portion of his future cash bonus into deferred share units.

(3) The number and value of the aggregate restricted stock holdings, including premium share units ("PSUs"), at October 31, 1998 for each of the persons named above is as follows: Mr. Horne, 13,483 shares and 24,851 PSUs with an aggregate value of $800,223 ($281,458 of which represents the value of shares which will be forfeited if performance goals are not met); Mr. Lannert, 9,883 shares and 16,250 PSUs with an aggregate value of $545,527 ($206,308 of which represents the value of shares which will be forfeited if performance goals are not met); Mr. DeFosset, 16,587 PSUs with a value of $346,254; Mr. Bongiorno, 5,750 shares and 6,286 PSUs with an aggregate value of $251,251 ($120,031 of which represents the value of shares which will be forfeited if performance goals are not met); and Mr. Ustian, 5,750 shares and 7,025 PSUs with an aggregate value of $266,678 ($120,031 of which represents the value of shares which will be forfeited if performance goals are not met). The PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Holders of restricted shares and PSUs receive dividends at the same time and at the same rate as other common stock owners.

(4) The amounts shown represent life insurance premiums paid by the Company for the persons named in the Summary Compensation Table; and for Mr. DeFosset include (a) Company matching contributions in 1998 under the salary reduction feature of the Navistar Retirement Accumulation Plan ("RAP") of $5,000, and (b)Company retirement contributions in 1997 and 1998 under the RAP of $4,348 and $8,000, respectively.

(5)  Mr. DeFosset joined the Company in October 1996.

                      Option/SAR Grants In Fiscal Year 1998

                                                            Individual Grants
                                        -------------------------------------------------------
                                          Number of    % of Total
                                         Securities   Options/SARs
                                         Underlying    Granted to      Exercise                    Grant Date
                                        Options/SARs  Employees in   or Base Price   Expiration      Present
             Name                        Granted (#)   Fiscal Year     ($/Sh)(3)        Date      Value ($)(4)
             ----                       ------------  ------------   -------------   ----------   ------------
John R. Horne ..................          11,928(1)        1.47          23.31        12-16-07        87,671
                                          51,072(2)        6.31          23.31        12-17-07       375,379

Robert C. Lannert ..............          11,928(1)        1.47          23.31        12-16-07        87,671
                                          29,072(2)        3.59          23.31        12-17-07       213,679

Don DeFosset, Jr. ..............          11,928(1)        1.47          23.31        12-16-07        87,671
                                          26,572(2)        3.28          23.31        12-17-07       195,304

Daniel C. Ustian ...............          11,928(1)        1.47          23.31        12-16-07        87,671
                                           4,172(2)         .51          23.31        12-17-07        30,664

John J. Bongiorno ..............          11,928(1)        1.47          23.31        12-16-07        87,671
                                           4,172(2)         .51          23.31        12-17-07        30,664

----------
(1)  Incentive Stock Options

(2)  Non-Qualified Options

(3) All options become exercisable under the following schedule: one-third on the first anniversary of the grant, one-third on the second anniversary, and one-third on the third anniversary.

(4) The Black-Scholes model was used to calculate the grant date present value of the options granted. The following assumptions were used to estimate the value of options: a 3.5 year expected life of the options; a dividend yield of 0%; expected volatility for Navistar Stock of 31.8%; and a risk-free rate of return of 5.7%.


             Aggregated Option/SAR Exercises During Fiscal Year 1998
                      And Fiscal Year End Option/SAR Values

                                                              Number of         Value of
                                                             Securities        Unexercised
                                                             Underlying          In-the-
                                                             Unexercised          Money
                                                            Options/SARs      Options/SARs
                                                          1998 Fiscal Year     1998 Fiscal
                                                               End (#)        Year End ($)
                                 Shares                   ----------------    -------------
                               Acquired on      Value       Exercisable/      Exercisable/
          Name                Exercise (#)  Realized ($)    Unexercisable     Unexercisable
          ----                ------------  ------------  ----------------    -------------
John R. Horne ..........              0              0      236,320/63,000     1,809,568/0
Robert C. Lannert ......              0              0      186,900/41,000     1,406,843/0
Don DeFosset, Jr. ......         10,738        155,030       89,262/38,500     1,008,434/0
Daniel C. Ustian .......         13,808        241,417       41,732/16,100       184,928/0
John J. Bongiorno ......         11,704        230,788       37,237/16,100       130,029/0

Termination Arrangements

     To assure stability and continuity of management, the Company has entered into executive termination agreements with each of its executive officers. The agreements provide that if the officer's employment is terminated by the Company for any reason other than for cause, as defined in the agreement, the officer will receive a lump sum payment varying in amounts from 200% of his or her annual base salary plus annual target bonus (for the Chief Executive Officer) to 150% of his or her annual base salary plus annual target bonus (for the other executive officers). However, if the officer's employment is terminated by the Company within 3 years after a "change in control," the officer will receive a lump sum payment equal to the greater of: (i) three times the officer's current annual base salary plus annual target bonus; and (ii) 295% of the officer's average annual compensation during the previous five years. The agreements' definition of a "change in control" includes the acquisition by any person or group of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities. Each agreement expires June 30, 2000 and is then renewed automatically for successive one-year periods unless the Board, six months prior to the renewal date, elects not to renew it.

Retirement Plans

     The Navistar International Transportation Corp. Retirement Plan for Salaried Employees ("RPSE"), which covers substantially all of the salaried employees of the Company first hired before January 1, 1996, provides annual retirement benefits based upon age, credited service and "final average annual earnings" computed on the basis of the individual's highest consecutive five years of base salary out of the ten years immediately preceding retirement, reduced by a portion of the Social Security benefits to which it is estimated the participant will be entitled. Benefits accrue at a lower rate for service after December 31, 1988, than for service prior to that date. Maximum benefits which may be provided to an employee under the RPSE are subject to the annual pension limitation ($130,000 in 1999, indexed for inflation) imposed for qualified plans under The Employee Retirement Income Security Act ("ERISA"). Such benefits may be subject to further limitation under ERISA because of participation in any defined contribution plan of the Company. In addition, these benefits are subject to a requirement that annual compensation in excess of an annual limit ($160,000 in 1999, indexed for inflation) is not taken into account. Employees who are first hired on or after January 1, 1996 are not eligible to participate in the RPSE.

     With respect to eligible upper level employees who retire at or after age 55 with at least 10 years of credited service, the Company also have a Managerial Retirement Objective ("MRO") Plan. The MRO Plan currently provides a retirement benefit objective based upon age, credited service and "final average annual earnings" computed on the basis of the individual's highest consecutive five years of base salary plus certain cash incentive compensation out of the ten years immediately preceding retirement. Benefits accrue at a lower rate for service after December 31, 1988, than for service prior to that date. If the annual retirement benefits of any eligible employee from all sources from both the Company contributions and employee contributions (including benefits under the RPSE and a portion of the Social Security benefits to which it is estimated the individual will be entitled, but not including the Navistar International Transportation Corp. 401(k) Retirement Savings Plan or any individual deferred compensation agreements) do not equal the retirement benefit objective under the MRO Plan, the Company will pay the difference to the employee.

Employees who are first hired on or after January 1, 1996, are not eligible to participate in the MRO Plan.

     Substantially all of the salaried employees of the Company, who are first hired on or after January 1, 1996, are covered by the Navistar Retirement Accumulation Plan ("RAP"), which is a defined contribution plan that provides for an annual contribution to be allocated to each participant's retirement account based on an age-weighted percentage of the participant's eligible compensation for the calendar year. The RAP also contains a 401(k) feature and provides for a company match, currently 50% of the first 6% of pre-tax salary reduction contributions made on behalf of the participant.

     The Company also has a Supplemental Executive Retirement Plan ("SERP"). The SERP covers certain executive officers who have attained age 55, and provides annual retirement income objectives to such executive officers who have at least five years of credited service, based upon age, credited service and "final average earnings" (as defined above for purposes of the MRO Plan). SERP objectives range from 30% to 50% of "final average earnings", and are reduced by benefits, if any, under the RPSE and the MRO Plan, by the actuarial equivalent of the executive's retirement account (but not the 401(k) or Company match accounts) under the RAP, by 50% of the participant's social security benefit and by retirement benefits from prior employers. It is estimated that the annual benefits payable under the SERP upon normal retirement (at age 65) to Mr. DeFosset (without regard to the reduction by the actuarial equivalent of his retirement account under the RAP) would be approximately 48% of his "final average earnings" and to Mr. Bongiorno, would be approximately 8% of his individual "final average earnings." It is estimated that Messrs. Horne, Lannert and Ustian would derive no benefit from the SERP. Payments under the SERP in fiscal 1998 were $288,524.

     In the event of a termination of employment by the Company following a "change in control," certain benefits under the MRO Plan and the SERP will become contractual rights and not subject to change without the consent of those affected employees who have accrued at least five years of credited service as of the date of such termination.

                               PENSION PLAN TABLES

                  Estimated Annual Retirement Benefit Objective
                        Upon Normal Retirement at Age 65
            (Assuming all service is earned prior to January 1, 1989)

       Final                                    Years Of Service
      Average           ------------------------------------------------------------------
      Annual                                                                       35 and
     Earnings              15             20            25            30            Over
     --------           -------        -------       --------      --------       --------
      $200,000         $ 72,000       $ 96,000     $  120,000    $  120,000     $  120,000
       300,000          108,000        144,000        180,000       180,000        180,000
       400,000          144,000        192,000        240,000       240,000        240,000
       500,000          180,000        240,000        300,000       300,000        300,000
       600,000          216,000        288,000        360,000       360,000        360,000
       700,000          252,000        336,000        420,000       420,000        420,000
       800,000          288,000        384,000        480,000       480,000        480,000
       900,000          324,000        432,000        540,000       540,000        540,000
     1,000,000          360,000        480,000        600,000       600,000        600,000
     1,200,000          432,000        576,000        720,000       720,000        720,000
     1,500,000          540,000        720,000        900,000       900,000        900,000
     2,000,000          720,000        960,000      1,200,000     1,200,000      1,200,000


                  Estimated Annual Retirement Benefit Objective
                        Upon Normal Retirement at Age 65
            (Assuming all service is earned after December 31, 1988)

       Final                                    Years Of Service
      Average           ------------------------------------------------------------------
      Annual                                                                       35 and
     Earnings              15             20            25            30            Over
     --------           -------        -------       --------      --------       --------
     $ 200,000         $ 51,000       $ 68,000       $ 85,000    $  102,000     $  120,000
       300,000           76,500        102,000        127,500       153,000        180,000
       400,000          102,000        136,000        170,000       204,000        240,000
       500,000          127,500        170,000        212,500       255,000        300,000
       600,000          153,000        204,000        255,000       306,000        360,000
       700,000          178,500        238,000        297,500       357,000        420,000
       800,000          204,000        272,000        340,000       408,000        480,000
       900,000          229,500        306,000        382,500       459,000        540,000
     1,000,000          255,000        340,000        425,000       510,000        600,000
     1,200,000          306,000        408,000        510,000       612,000        720,000
     1,500,000          382,500        510,000        637,500       765,000        900,000
     2,000,000          510,000        680,000        850,000     1,020,000      1,200,000

     The number of years of credited service as of October 31, 1998 for Mr. Horne is 32.3; Mr. Lannert is 35.6; Mr. Ustian is 25.7; and Mr. Bongiorno is
17.5. Mr. DeFosset is not a participant in the RPSE or the MRO Plan.

Certain Related Transactions

     The Company established the Navistar International Company Stock Ownership Program in 1997 to more closely align the interests of shareowners and the Company's senior management. Under the Program all executive officers and certain senior managers of the Company are required to purchase and hold a specified amount of Navistar's common stock equal to a multiple of his or her annual base salary. During 1997 and 1998, certain executive officers received full-recourse loans for the purchase price of the common stock they purchased from the Company. The loans have a five-year term and accrue interest at the applicable federal rate (as determined by Section 1274(d) of the Internal Revenue Code) on the purchase date for loans of such maturity, compounded annually. The loans are unsecured.

     Principal and interest is due at maturity in a balloon payment. The payment of the loan will be accelerated if a participant's employment is terminated for cause or for certain other reasons prior to or following a change of control. In the event of retirement, there is no loan acceleration. The loan may be prepaid at any time at the participant's option.

     The following executive officers of the Company have outstanding loans under the Program. The table indicates the largest amount of the indebtedness outstanding during fiscal year 1998, the interest rate charged, and the aggregate outstanding balance as of December31, 1998:

                                      Maximum            Aggregate
                                   Indebtedness         Outstanding     Interest
                                      During           Balance as of      Rate
                 Name             Fiscal Year 1998   December 31, 1998    (%)
                 ----             ----------------   -----------------  -------
      Robert A. Boardman .....      $  335,297           $  338,828       6.65
      John R. Horne ..........       1,208,279            1,221,003       6.65
      Thomas M. Hough ........          56,134               56,738       6.80
                                        36,956               37,346       6.65
      David J. Johanneson ....         305,610              308,828       6.65
      J. Steven Keate ........          89,105               90,043       6.65
      Robert C. Lannert ......         549,428              555,214       6.65
                                       551,261              556,850       6.39
      James L. Simonton ......         124,931              126,247       6.65
      Mark T. Schwetschenau ..          74,422               75,119       5.68
      Joseph V. Thompson .....         386,608              390,679       6.65
      Daniel C. Ustian .......         233,014              235,468       6.65
      Dennis W. Webb .........         145,562              147,095       6.65
      Brian B. Whalen ........         217,914              220,208       6.65

                                OTHER INFORMATION

Annual Reports

     A copy of our Annual Report, which includes our Consolidated Financial Statements for the three years ended October 31, 1998, was mailed to all shareowners of record as of January 8, 1999. The Annual Report is not to be regarded as proxy soliciting materials.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transfers of Navistar stock with the U.S. Securities and Exchange Commission and the New York Stock Exchange. Based on our review of those reports and other information, we believe that in 1998 our directors and executive officers made all required filings on time.

Proxy Solicitation

     This solicitation is made on behalf of the Board of Directors. The Company pays for the cost of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company. The Company also reimburses brokerage houses for forwarding proxy materials to shareowners.

Shareowner Proposals for the 2000 Annual Meeting

     Under the rules of the U.S Securities and Exchange Commission proposals of shareowners intended to be presented at the Company's 2000 Annual Meeting must be received by the Company's Secretary at the principal executive offices of the Company, 455North Cityfront Plaza Drive, Chicago, Illinois 60611, no later than the close of business on September 20, 1999 for inclusion in the proxy statement and the proxy related to that meeting. In addition, the Company's Bylaws provide that any shareowner wishing to bring any matter before the annual meeting must notify the Company in writing not less than 120 days nor more than 180 days in advance of the meeting, and the notice must meet other requirements contained in the Bylaws.

Independent Public Accountants

     The firm of Deloitte & Touche LLP, Two Prudential Plaza, 180 N. Stetson Avenue, Chicago, Illinois 60601, has been selected to examine the financial statements of the Company for the current fiscal year ending October 31, 1999. Representatives of Deloitte & Touche, LLP will be present at the annual meeting, will have the opportunity to make a statement, and will also respond to appropriate questions.



                                      By Order of the Board of Directors,


                                      /s/ STEVEN K. COVEY
                                      Steven K. Covey
                                      Secretary
                                      January 19, 1999

                                      NOTES

                       NAVISTAR INTERNATIONAL CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


                                   FOR   WITHHELD    FOR ALL
1. ELECTION OF DIRECTORS -         ALL   ALL         EXCEPT_____________________
   01  William F. Andrews   02  John D. Correnti
   03  Allen J. Krowe

MARK HERE TO HAVE YOUR VOTE REMAIN CONFIDENTIAL

                  A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS

                                             NOTE:  Please sign  exactly as name
                                             appears hereon.  For joint accounts
                                             both  owners   should  sign.   When
                                             signing as executor, administrator,
                                             attorney,   trustee  or   guardian,
                                             etc., please sign your full title.


                                             Dated:________________________,1999

                                             x__________________________________
                                                           Signature
                                             x__________________________________
                                                           Signature


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE.
IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


SM-1R


                           FOLD AND DETACH HERE

CONTROL NUMBER


                                VOTE BY TELEPHONE
                            QUICK***EASY***IMMEDIATE

                  Call***Toll Free***On a Touch Tone Telephone
                            1-888-776-5652 - ANYTIME
                    There is No Charge to you for this call.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You will be asked to enter a Control Number which is located in the Box to the left of this form.

To vote FOR ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9.

  To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

If you wish your vote held confidential Press 0 for yes or Press 1 for no.

    WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING
              If you vote by telephone, DO NOT mail back your proxy

PROXY

                       NAVISTAR INTERNATIONAL CORPORATION
              PROXY FOR ANNUAL MEETING TO BE HELD FEBRUARY 23, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS JOHN R. HORNE, ROBERT C. LANNERT, AND ROBERT A. BOARDMAN, AND EACH OF THEM, PROXIES, WITH POWER OF SUBSTITUTION, TO VOTE ALL STOCK OF THE UNDERSIGNED, AT THE ANNUAL MEETING OF NAVISTAR INTERNATIONAL CORPORATION TO BE HELD FEBRUARY 23, 1999, AND AT ANY ADJOURNMENT OR POSTPONEMENTS THEREOF, ON ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. IN THEIR DISCRETION, THE PROXIES ARE HEREBY AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

       (Continued, and to be marked, dated and signed, on the other side)





Dear Shareowner:

     On the reverse side of this card are instructions on how to vote for the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient and it also saves the Company money.

     Thank you for your attention to these matters.




                                       2